                             MARINE MIDLAND BANK
                 MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICER'S CERTIFICATE
                 --------------------------------------------




           The undersigned, a duly authorized representative of Marine Midland Bank, as Servicer ("Marine Midland") pursuant to a Pooling and Servicing Agreement, dated as of June 27, 1991
     (the "Agreement"), between Marine Midland Bank, as Transferor and Servicer, and Manufacturers and Traders Trust Company, as Trustee, does hereby certify as follows:

            1. Capitalized terms used in the Monthly
               Reports attached to this Certificate have their respective meanings as set forth in the Agreement.

            2. Marine Midland Bank is, as of the date hereof,
               the Servicer under the Agreement.

            3. The undersigned is a Servicing Officer.

            4. This Certificate relates to the Distribution
               Date occurring on April 17, 1995. This distribution is for the March, 1995 Collection Period.

            5. No Early Amortization Event or Event of Servicing
               Termination has occurred since the prior
               Determination Date.

           IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 17th day of April, 1995.



                                        MARINE MIDLAND BANK
                                          as Servicer,


                                        By:  John P. DeLuca Jr.
                                           --------------------------

                                             John P. DeLuca Jr.
                                             Servicing Officer

                         MARINE MIDLAND BANK               Page 1 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                       MONTHLY SERVICING REPORT
              --------------------------------------------


 Collection Period:         Mar-95               # of
                                                Accounts       Dollars
                                               ----------  ---------------
 Principal Balances Remaining:
 ------------------------------
  - Investor Certificate Principal Balance                  $53,919,743.93
  - Transferor Principal Balance                            268,363,574.99
                                                           ---------------
    Total                                         11,361   $322,283,318.92
                                               ==========  ===============

 Aggregate Amount of Additional Balances
 Created During Prior Collection Period:                              0.00


 Pool Factor                                                     0.1347994
                                               Allocation
 Collections:                                  Percentage       Amount
 ------------------------------                ----------  ----------------
  Principal
  ---------
   - Investor Principal Collections             74.50574%    $7,659,729.59
   - Transferor Principal Collections           25.49426%     2,620,994.03
                                               ----------    --------------
   Total Principal Collections                 100.00000%   $10,280,723.62

  Interest
  --------
   - Investor Interest Collections              18.73303%      $542,449.91
   - Transferor Interest Collections            81.26697%     2,353,236.43
                                               ----------   --------------
   Total Interest Collections                  100.00000%    $2,895,686.34

     Total Collections                                      $13,176,409.96
                                                            ==============

 Required Amount:                                                    $0.00



                          MARINE MIDLAND BANK                    Page 2 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
              --------------------------------------------
 Collection Period:               Mar-95

                                                    Allocation
 Liquidation Loss Amounts                           Percentage      Amount
 ------------------------------                     ----------   -----------
 Aggregate Investor Liquidation Loss Amount          18.73303%          $0.00
 Transferor Amount                                   81.26697%           0.00
                                                    ----------    -----------
 Aggregate Liquidation Loss Amount                  100.00000%          $0.00
                                                    ==========    ===========

   - Investor Certificate Principal Balance                             $0.00
     Loss Deduction Amounts Not Previously
     Reimbursed

   - Investor Principal Loss Interest Amount                            $0.00

   - Accrued and Unpaid Investor Certificate
     Principal Loss Interest Amount                                     $0.00

   - Investor Portion of Net Liquidation Proceeds                       $0.00

   - Aggregate Unreimbursed Investor Certificate
     Principal Balance Loss Deduction Amount                            $0.00

                                                                     Loan
                                                        Number      Balance
                                                       -------  -------------
 Mortgage Loans in Foreclosure                             58   $3,887,305.87
 Book Value of Property Acquired                            5     $236,603.24
 through Foreclosure

                                                      # of     Outstanding
 Delinquencies:                                       Accounts   Dollars
 ----------------                                     --------- -------------
 30-59 Days                                               132   $5,623,206.10
 60-89 Days                                                23      939,147.40
 Over 90 Days                                              62    3,899,467.74
                                                       ------  --------------
   Total Contracts Delinquent                             217  $10,461,821.24
                                                       ======  ==============

 Delinquencies ($'s) as a Percent of Outstandings                        3.21%
 Cumulative Net Charge offs as a % of Beginning Balance                  0.34%









                          MARINE MIDLAND BANK                   Page 3 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
             ---------------------------------------------



 Collection Period:                    Mar-95

 Investor Certificate Rate:              6.68%

 Investor Monthly Servicing Fee                                 $28,223.93

                                                                Amount
 Distributions to                                             Per $1,000
 Investor Certificate holders                     Amount      Certificate
 ----------------------------                   -----------   -----------
 Investor Principal Collections                $7,659,729.59     $19.14932
 Aggregate Investor Liquidation Loss Amount             0.00       0.00000
 Investor Certificate Interest                    377,071.64       0.94268
                                              --------------     ---------
   Total Investor Certificate                  $8,036,801.24     $20.09200
     Distribution Amount                      ==============     =========


 - Current Period Unpaid Investor                      $0.00
    Certificate Interest Shortfall

 - Distribution of Unpaid Investor                     $0.00
    Certificate Interest Shortfall

 - Remaining Unpaid Investor                           $0.00
    Certificate Interest Shortfall

 - Retransfer Deposit Amount to Be Distributed         $0.00
    to Investor Certificateholders

 - Accrued and Unpaid Investor Monthly Servicing
   Fees for Previous Collection Periods                $0.00

 Distribution to Cash Collateral Depositor
  for application in accordance with
  the Cash Collateral Loan Agreement                           $137,154.34








                          MARINE MIDLAND BANK                    Page 4 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
              --------------------------------------------



 Collection Period:          Mar-95




 Cash Collateral Account
 -----------------------
 Beginning Balance                                $38,000,000.00

 Plus: Deposit to Cash Collateral Account                   0.00

 Less: Withdrawals                                          0.00
                                                  --------------
    Available Cash Collateral Amount              $38,000,000.00
    for Next Distribution Date:                   ==============


 Available Cash Collateral Amount
 as a Percent of Investor Certificate
 Principal Balance                                         70.48%









                          MARINE MIDLAND BANK           Page 5 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
              --------------------------------------------




           Marine Midland Home Equity Loan Trust 1991-A
                     Investor Certificate Rate



         The following rate has been determined in accordance with the Marine Midland Home Equity Loan Trust 1991-A Pooling and Servicing Agreement.

         The Interest Period for the next Distribution Date begins
         April 17, 1995 and ends May 12, 1995 (28 Days).


          Money Market Yield:
          -------------------
           CP Rate X 360/(360 - (CP Rate X # of Days in
                                  Interest Period))

           CP Rate                                            6.07%
           # of Days in Interest Period                         28
           Money Market Yield                                 6.10%

          Spread
          -------------------
           58 Basis Points                                    0.58%
                                                            -------
         Investor Certificate Rate for
         May 15, 1995 Distribution:                           6.68%
                                                            =======




                         Prepared by:


                                       John P. DeLuca, Jr.
                                       ---------------------
                                       John P. DeLuca, Jr.
                                       Servicing Officer
